UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2020

Protara Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36694	20-4580525
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 Little West 12th Street New York, NY	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 844-0337

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TARA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 14, 2020, Protara Therapeutics, Inc. (the “Company”) and Chugai Pharmaceutical Co., LTD (“Chugai”) entered into an Amendment (the “Amendment”) to that certain Agreement (the “Agreement”) entered into by and between ArTara Subsidiary, Inc. (previously known as ArTara Therapeutics, Inc., “Subsidiary”), a wholly owned subsidiary of the Company, and Chugai, dated as of June 17, 2019 (the “Original Effective Date”). The Amendment is effective as of June 30, 2020 (the “Amendment Effective Date”) and provides that all rights and obligations of Subsidiary arising out of the Agreement on and after the Amendment Effective date have been assigned, delegated and transferred to the Company.

As previously disclosed, Chugai has developed and commercialized a therapeutic product, OK-432 (the “Existing Product”), in Japan and Taiwan (the “Chugai Territory”), and owns and controls certain materials and documents related to the Existing Product (the “Chugai Materials”). Pursuant to the Agreement, Chugai agreed to provide Subsidiary with certain materials and documents relating to the Existing Product and to provide certain technical services to Subsidiary for Subsidiary’s development and commercialization in territories other than the Chugai Territory (the “Company Territory”) of a new therapeutic product (the “New Product”) comparable to the Existing Product.

The Amendment, among other things:

●	extended the date through which Chugai will exclusively provide the Existing Product and Chugai Materials to the Company from June 30, 2020 to June 30, 2021;

●	extended the date through which Chugai will not provide Chugai Materials or technical support to any third party for the purpose of development and commercialization in the Company Territory of a therapeutic product comparable to the Existing Product from the fifth anniversary of the Original Effective Date to the eleventh anniversary of the Original Effective Date (the “Restricted Period”), which Restricted Period could be extended under certain circumstances;

●	provides that the Restricted Period will automatically terminate in connection with termination of the Agreement by Chugai due to the Company’s material breach, default, insolvency or Change of Control (as defined in the Agreement);

●	provides that, if comparability between the Existing Product and New Product is established and accepted by the United States Food and Drug Administration, Chugai will designate the Company as custodian of a designated sample of the OK-432 cell line; and

●	in addition to the consideration provided for in the Agreement, the Company will pay Chugai a designated fee for each Additional Indication Approval (as defined in the Amendment).

Except as modified by the Amendment, all terms and conditions of the Agreement remain in full force and effect. The foregoing summary is not complete and is qualified in its entirety by reference to the Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protara Therapeutics, Inc.

Dated: July 16, 2020	By:	/s/ Blaine Davis
Blaine Davis Chief Financial Officer

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